UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2025

SEATECH VENTURES CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-230479	61-1882326
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11-05 & 11-06, Tower A, Avenue 3 Vertical Business Suite,

Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia.

(Address of principal executive offices, including zip code)

+603 8408 1788

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act ( 17 CFR 240. 14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SEAV	The OTC Market – Pink Sheets

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors.

On June 12, 2025, the Board of Directors of SEATECH VENTURES CORP. (the “Company”) accepted the resignation of CHIN CHEE SEONG, as the Company’s Chairperson of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director.

On June 12, 2025, the Board of Directors accepted the resignation of TAN SEE MENG as the Company’s Director.

On June 12, 2025, the Board of Directors accepted the resignation of CHEAH KOK HOONG as the Company’s Independent Non-Executive Director.

The foregoing resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of New Officers and Directors.

LEE MARCUS SHERRAY, age 26, Chief Executive Officer, President and Chairperson of the Board of Directors

On June 12, 2025, LEE MARCUS SHERRAY was appointed as the new Chief Executive Officer, President and Chairperson of the Board of Directors of the Company. Marcus Lee is a strategic leader with an aptitude for innovation. During his years in The Chinese University of Hong Kong, he co-founded an e-commerce and delivery platform, CookDuck, securing significant seed funding to drive its growth. Marcus holds a Bachelor’s degree in History with a minor in Communications (2021). After three years as an educational trainer in Ying Wa College, he honed sharp communication and leadership skills, now applied to client solutions. Since September 2024, Marcus has served as a Family Office and Trust Services Specialist at AleeanPeace Family Office Limited (APFO), designing trust solutions and advisory services for clients with multi-million- to billion-dollar portfolios across the Asia-Pacific region. As a Certified Family Office Planner (CFOP), he guides APFO’s efforts in wealth management, family office services, succession planning, and corporate finance, strengthening its position as a leader in global finance. Being a Certified Financial Services Professional (CFsP), Marcus also shapes financial talents at a leading Hong Kong training institute Hong Kong Financial Services Professionals Association. Marcus is a Chartered Member of the Association of Chartered Wealth Managers, Hong Kong (ChWM), together with our finance team, he will drive the business development of the Company to develop family office solutions for clients covering Hong Kong, China, and South East Asia Regions.

LOKE SEBASTIAN MUN FOO, age 32, Chief Financial Officer, Treasurer and Secretary

On June 12, 2025, LOKE SEBASTIAN MUN FOO, joined the Company as the new Chief Financial Officer, Treasurer and Secretary of the Company. Sebastian Loke, who graduated with a Bachelors Degree in Accounting and Finance from the University of Hong Kong in 2016, was previously recruited by Credit Suisse and HSBC Private Banking Hong Kong between 2016 and 2020, working as a Management Trainee and Investment counsellor respectively, taking care of Ultra High Net Worth clients across Asia. He started his startup, Chartipedia, with 3 partners in Hong Kong and went to Finland in 2020 to develop their business, with the invitation by xEdu, a Finnish accelerator focusing on EduTech. Chartipedia focuses on providing high-end data visualization and digital marketing content creation services to corporates, including top financial institutions in the world. Sebastian returned to Hong Kong in November 2021 and joined Greenpro Capital Corp, a Nasdaq-listed company (Nasdaq: GRNQ) as a financial advisor for their corporate advisory division, assisting clients to go public on the US Capital Markets. He is a Chartered Member of the Association of Chartered Wealth Managers, Hong Kong (ChWM), and with his qualifications, experience, and capabilities, the Company is pleased to have him as our CFO, leading to the development and growth of the business, together with our CEO, in financial services with focus on multi-family care solutions for family office clients, and the Medium to Ultra High Net Worth Individual clients.

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Item 9.01 Exhibits.

Exhibit
10.1	Board of Director’s Resolution Appointing New Officers and Directors, dated June 12, 2025,
10.2	Resignation Letters of CHIN CHEE SEONG, TAN SEE MENG, and CHEAH KOK HOONG dated June 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 12, 2025

SEATech Ventures Corp.

/s/ Marcus Sherray Lee
By:	Marcus Sherray Lee
Title:	CEO

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